UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01.	Other Events

On July 7, 2016, Federal Realty Investment Trust (the “Registrant”) entered into an underwriting agreement with Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the several underwriters named in Schedule I to the related pricing agreement, whereby the Registrant agreed to issue and sell $250,000,000 aggregate principal amount of 3.625% Notes due 2046 (the “Notes”) in an underwritten public offering.

The offering of the Notes closed on July 12, 2016. The Notes are be governed by the Indenture, dated as of September 1, 1998, between the Registrant and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association (successor trustee to First Union National Bank)).

The Notes are senior unsecured obligations of the Registrant and rank equally with all of the Registrant’s other senior unsecured indebtedness. The Notes bear interest at 3.625% per annum, and interest is payable on February 1 and August 1 of each year, beginning on February 1, 2017. The Notes will mature on August 1, 2046.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 7, 2016, by and among the Registrant and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the underwriters named in Schedule I to the related pricing agreement

1.2	Pricing Agreement, dated July 7, 2016, by and among the Registrant and Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and U.S. Bancorp Investments, Inc., as representatives of the underwriters named therein

4.1	Form of 3.625% Note due 2046

5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to legality of the securities being issued by the Registrant

8.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP relating to material tax matters relating to the Registrant

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consents of Pillsbury Winthrop Shaw Pittman LLP (contained in the opinions filed as Exhibits 5.1 and 8.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: July 12, 2016	By:	/s/ Dawn M. Becker
Dawn M. Becker Executive Vice President-Managing Director Mixed-Use Operations